UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2007
REGIONS FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50831	63-0589368
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address of Principal Executive Offices)
(205) 944-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 Other Events.
     On April 24, 2007, Regions Financial Corporation (“Regions”) and Regions Financing Trust II (the “Trust”) entered into an Underwriting Agreement with Goldman, Sachs & Co., as representative of the Underwriters named in the Underwriting Agreement, for the sale of $700,000,000 (in aggregate liquidation amount) of 6.625% Trust Preferred Securities, liquidation amount $1,000 per security, which were registered pursuant to an automatic shelf registration statement on Form S-3 (SEC File Nos. 333-124337 and 333-126797) (the “Registration Statement”) filed with the Securities and Exchange Commission on April 26, 2005 and July 22, 2005, respectively. Each Trust Preferred Security represents an undivided beneficial interest in the Trust and the only assets of the Trust are the $700,010,000 in aggregate principal amount of the 6.625% Junior Subordinated Notes due 2077 issued by Regions (the “JSNs”). Regions owns all of the Common Securities of the Trust. On April 27, 2007, the Trust and Regions completed the sale of the Trust Preferred Securities and the JSNs, respectively.
     In connection with the issuance and sale of the JSNs, Regions entered into a Second Supplemental Indenture dated as of April 27, 2007 with Deutsche Bank Trust Company Americas, as Trustee, which modifies the existing Subordinated Indenture dated as of May 15, 2002 between Regions and the Trustee. The Indenture, as modified by the Second Supplemental Indenture, defines the rights of the JSNs.
     In connection with the issuance and sale of the Trust Preferred Securities and the JSNs, Regions entered into a Replacement Capital Covenant dated as of April 27, 2007 (the “RCC”) whereby Regions agreed for the benefit of its debtholders named therein that neither it nor any of its subsidiaries would repay, redeem or repurchase the JSNs or the Trust Preferred Securities at any time on or prior to May 1, 2057, unless during the applicable measurement period with respect to such repayment, redemption or purchase, Regions and its subsidiaries shall have issued specified amounts of certain replacement capital securities in the terms and conditions set forth therein. A copy of the RCC is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     In connection with the issuance of the JSNs, Alston & Bird LLP, special tax counsel to Regions, rendered an opinion regarding certain tax matters.
     A copy of the Underwriting Agreement, the Second Supplemental Indenture, Amendment No. 1 to the Declaration of Trust of Regions Financing Trust II, the form of Junior Subordinated Note, the tax opinion of Alston & Bird LLP and the Replacement Capital Covenant are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 8.1 and 99.1, respectively, to this Report on Form 8-K and are incorporated by reference into the Registration Statement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

1.1	Underwriting Agreement, dated April 24, 2007, among Regions Financial Corporation, Regions Financing Trust II and Goldman, Sachs & Co., as representatives of the several Underwriters named therein.

4.1	Second Supplemental Indenture, dated as of April 27, 2007, between Regions Financial Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.2	Amendment No. 1 to the Declaration of Trust of Regions Financing Trust II, dated as of March 16, 2007 among Regions Financial Corporation, as depositor, Regions Financing Trust II, Deutsche Bank Trust Company Americas, as trustee, and Deutsche Bank Trust Company Delaware, as trustee.

4.3	Form of 6.625% Junior Subordinated Note (included in Exhibit 4.1).

8.1	Tax Opinion of Alston & Bird LLP.

99.1	Replacement Capital Covenant of Regions Financial Corporation, dated as of April 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

(Registrant)

Date: April 30, 2007

By: /s/ John D. Buchanan
Name: John D. Buchanan
Title: Executive Vice President, General Counsel
and Corporate Secretary